EXHIBIT 99.2

Q3 FY18 Results August 2, 2018 Steve Voorhees Chief Executive Officer Ward Dickson Chief Financial Officer Jeff Chalovich President, Corrugated Packaging Bob Feeser President, Consumer Packaging

Forward Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the statements on the slides entitled "Q3 FY18 Key Highlights", "Q3 FY18 Consumer Packaging Results", "Q3 FY18 Land and Development Results", "Q4 FY18 Sequential Guidance", "Full Year 2018 Guidance", "Mill Maintenance Schedule" and "Key Commodity Annual Consumption Volumes and FX by Currency" that give guidance or estimates for future periods as well as statements regarding, among other things, that we are implementing strategic investments at the Florence, SC containerboard mill, Mahrt, AL CNK mill and Porto Feliz, Brazil box plant; that the acquisition of KapStone is expected to close by the end of calendar 2018; that we expect to achieve full 100k ton run rate of MPS internalization during the first half of FY19; that we expect to substantially complete the monetization program within our land and development segment by the end of calendar 2018; that we expect a total of +$68 to $83 million of impacts on our fourth quarter adjusted segment EBITDA, comprised of (a) +$45 to +$55 million of price, mix, volume & productivity, (b) +$38 million of maintenance downtime and other, and (c) -$10 to -$15 million of commodity deflation; that we expect adjusted segment EBITDA associated with the adjusted earnings per share of $822 to $837 million; that we expect fourth quarter adjusted earnings per share to be higher than third quarter adjusted earnings per share; that we expect 10% revenue growth (to $16.3 billion), >27% adjusted EBITDA growth (to >$2.9 billion) and 22.5% adjusted operating cash flow growth (to $2.45 billion) in fiscal 2018 compared to fiscal 2017; we expect to follow the maintenance schedule presented on slide 17; and that we estimate our annual consumption volumes of key commodities and impact from key currencies is as presented on slide 18.

Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements, including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster, such as a hurricane, winter or tropical storm, earthquake, tornado, flood, fire, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions of varied duration; our desire or ability to continue to repurchase company stock; the impact of the Tax Cuts and Jobs Act; our ability to complete, and risks and uncertainties associated with, the proposed acquisition of KapStone; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2017 and our Form 10-Q for the quarter ended March 31, 2018. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

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WestRock

Disclaimer; Non-GAAP Financial Measures

We may from time to time be in possession of certain information regarding WestRock that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell WestRock securities. This presentation also may not include all of the information regarding WestRock that you may need to make an investment decision regarding WestRock securities. Any investment decision should be made on the basis of the total mix of information regarding WestRock that is publicly available as of the date of the investment decision.

We report our financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating our performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. See the Appendix for details about these non-GAAP financial measures, as well as the required reconciliations.

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WestRock

Q3 FY18 Key Highlights

Financial Performance

- Earned $1.09 of Adjusted Earnings Per Share, up 47% year-over-year[1]
- Adjusted Segment EBITDA growth of 27% with Adjusted Segment EBITDA margin of 18.4%, an increase of 220 bps year-over-year[2]
- North American Corrugated Packaging Adjusted Segment EBITDA of $449 million, up 32% year-over-year, and margin of 23.0%, up 420 bps year-over-year[2]
- Record[3] Adjusted Segment EBITDA margin of 28.3% in Brazil[2]
- Consumer Packaging Adjusted Segment EBITDA up 18% year-over-year[2]
- Achieved $1 billion synergies and performance improvements goal
- Adjusted Operating Cash Flow up 21% year-over-year[2]

Markets & Operations

- Net Sales increased $442 million (12%) year-over-year
- Positive supply and demand fundamentals
  - 4.1% year-over-year increase in per day North American corrugated box shipments
  - 3.5% year-over-year organic volume increase in the Consumer Packaging segment
  - Strong Consumer backlogs; 95%+ mill operating rates.
- Inflation as expected; lower recycled fiber costs offset by higher freight and commodity costs
- Installed more than 50 machines with our Corrugated and Consumer Packaging customers

Capital Allocation

- Invested $239 million of capital to maintain our operations and generate returns
- Paid $110 million in cash dividends
- Implementing strategic investments at Florence, SC containerboard mill, Mahrt, AL CNK mill and Porto Feliz, Brazil box plant
- Repurchased $101 million of stock at an average price of $59.76 per share
- Leverage ratio of 2.21x at the end of quarter[2]
- Returned $2.1 billion in capital to stockholders in three years since creating WestRock
- Acquisition of KapStone expected to close by end of calendar 2018

1) Non-GAAP Financial Measure. On a GAAP basis, earnings per diluted share were $1.03 in Q3 FY18 and $1.29 in Q3 FY17. See Non-GAAP Financial Measures and Reconciliations in the Appendix.
2) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.
3) Since the creation of WestRock upon the merger of Rock-Tenn and MeadWestvaco on July 1, 2015.

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WestRock

5 Q3 FY18 WestRock Consolidated Results 1) Non - GAAP Financial Measure. See Non - GAAP Financial Measures and Reconciliations in the Appendix. 2) Non - GAAP Financial Measure. On a GAAP basis, earnings per diluted share was $1.03 in Q3 FY18 and $1.29 in Q3 FY17. See Non - GAAP Financial Measures and Reconciliations in the Appendix. Highlights: • Adjusted earnings per diluted share of $1.09 (2) , up 47% year - over - year • Adjusted Segment EBITDA up 27% year - over - year; margin increased by 220 bps to 18.4% (1) • Flow through of previously published PPW price increases and higher export prices driving favorable price/mix across both segments • Adjusted operating cash flow increased $138 million (21%) year - over - year • Leverage ratio of 2.21x (1) Financial Performance ($ in millions, except percentages and per share items) Q3 FY18 Q3 FY17 Net Sales $4,138 $3,696 Adjusted Segment Income (1) $458 $333 Adjusted Segment EBITDA (1) $760 $598 % Margin (1) 18.4% 16.2% Adjusted Earnings Per Diluted Share (2) $1.09 $0.74 Adjusted Operating Cash Flow (1) $783 $644 Adjusted Segment EBITDA (1) ($ in millions) +27% $598 3 137 56 34 $760 (13) (34) (11) (10) Q3 FY17 Volume Price / Mix Energy/ Materials/ Freight Wage and Other Inflation Productivity Excess Outage Costs MPS Other Q3 FY18

Q3 FY18 Corrugated Packaging Results

Financial Performance ($ in millions, except percentages)	Q3 FY18	Q3 FY17
Segment Sales	$2,291	$2,161
Adjusted Segment Income(1)	$314	$225
Adjusted Segment EBITDA(1)	$485	$375
% Margin(1)	22.1%	18.1%
North American Adjusted Segment EBITDA Margin(1)	23.0%	18.8%
Brazil Adjusted Segment EBITDA Margin(1)	28.3%	25.1%

Adjusted Segment EBITDA(1) ($ in millions)



+29%
$375
(7)
134
15
(18)
11
(11)
(14)
$485
Q3 FY17
Volume
Price / Mix
Energy/ Materials/ Freight
Wage and Other Inflation
Produc-tivity
Excess Outage Costs
FX & Other
Q3 FY18

Segment Highlights:

- Adjusted Segment EBITDA up 29% year-over-year(1)

North America:

- 420 bps improvement in Adjusted Segment EBITDA margins(1)
- Box shipments up 4.1% per day year-over-year due to gains in e-commerce and retail and the impact of acquisitions
- Reflects impact of previously published PPW price increases and higher export prices
- Integration rate of 76%; TTM integration rate of 75%

Brazil:

- Record(2) Adjusted Segment EBITDA margin of 28.3%(1) despite impact from truckers' strike

Key Bridge Variances:

- Volume: Total segment shipments down driven by higher maintenance outage activity
- Price / Mix: Flow through of previously published PPW price increases
- E/M/F: Favorable OCC pricing somewhat offset by higher costs in freight, chemicals and other costs
- Productivity: Driven by capital investments, supply chain optimization, procurement savings and acquisition integration
- Outage Costs: Impact of startup issues following a major maintenance outage
- FX & Other: Impact on Recycling profitability due to lower OCC prices and truckers' strike in Brazil

6

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.
2) Since the creation of WestRock upon the merger of Rock-Tenn and MeadWestvaco on July 1, 2015.

WestRock

Q3 FY18 Consumer Packaging Results

Financial Performance ($ in millions, except percentages)	Q3 FY18	Q3 FY17
Segment Sales	$1,845	$1,521
Adjusted Segment Income[(1)]	$130	$108
Adjusted Segment EBITDA[(1)]	$272	$230
% Margin[(1)]	14.7%	15.1%

Adjusted Segment EBITDA[(1)] ($ in millions)



+18%
$230
8
6
(28)
(15)
37
34
$272
Q3 FY17
Volume
Price / Mix
Energy/ Materials/ Freight
Wage and Other Inflation
Produc-tivity
MPS
Q3 FY18

Segment Highlights:

- Strong demand in target end markets
  - Growth in healthcare, beauty & personal care, food packaging, food service, liquid packaging, beverage
- Shipments of paperboard and converted products increased 7%, including 3.5% from organic growth
- Strong Consumer backlogs:
  SBS: 5-6 weeks
  CNK: 5-6 weeks
  CRB: 6 weeks
- MPS internalization continuing and expect to achieve full 100k ton run rate during first half of FY19

Key Bridge Variances:

- Volume: Strong organic growth
- Price / Mix: Reflects flow through of previously published PPW price increases and higher year-over-year pulp pricing
- E/M/F: Inflation in wood, freight, chemicals, partially offset by lower recycled fiber
- Productivity: Improvements from procurement savings, return-generating capital projects, ongoing performance improvement initiatives and internalization of tons

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.

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WestRock

8 Update on Accelerated Monetization Activity: • Significant property sales in Q3 including Cabin Bluff, Ridgeville Industrial site and other commercial tracts • Expect to substantially complete monetization program by end of calendar 2018 Q3 FY18 Land and Development Results Financial Performance ($ in millions) Q3 FY18 Q3 FY17 Segment Sales $65 $71 Segment Income $10 $0

9 $165 million $840 million $1.025 billion $500 million Q4 FY15 Q4 FY16 Q4 FY17 Q3 FY18 Synergies and Performance Improvements Q3 FY18 Completed $1 Billion Goal 31% 32% 28% 9% Procurement Capital Investment Ongoing Productivity Corporate & Support RUN - RATE AT 6/30/18 $1.025 billion

Q4 FY18 Sequential Guidance

Q3 FY18 Adjusted Segment EBITDA Adjustments		
Adjusted Segment EBITDA(1)		$760.3 million
	L&D and other items not included in Adjusted EPS	-$6.3 million
Q3 FY18 Adjusted Segment EBITDA Associated with Adjusted EPS(1)		$754.0 million
Items Impacting Q4 FY18 Adjusted Segment EBITDA		
▲	Price, Mix, Volume & Productivity	+$45 to +$55 million
▲	Maintenance Downtime & Other	+$38 million
▼	Commodity Inflation	-$10 to -$15 million
Total of Items Impacting Q4 FY18 Adjusted Segment EBITDA		+$68 to $83 million
Q4 FY18 Adjusted Segment EBITDA Associated with Adjusted EPS		**$822 to $837 million**

Other Sequential Adjusting EPS Items – Negative approximately $0.04 per share
Tax Rate of approximately 24.5% on adjusted income, up sequentially from 22.5%; Higher depreciation & amortization

Q4 FY18 Adjusted EPS Higher Than Q3 FY18(1)

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1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Forward-looking Guidance in the Appendix.

WestRock

11 Full Year 2018 Guidance (1) 10% Revenue Growth $16.3B >27% Adj. EBITDA (2) Growth >$2.9B 22.5% Adj. Operating Cash Flow (2) Growth $2.45B 1) Growth on a year - over - year basis vs. as reported results; excludes any potential contribution from the acquisition of KapStone 2) Non - GAAP Financial Measure. See Non - GAAP Financial Measures and Forward - looking Guidance in the Appendix.

Broadest Portfolio of Differentiated Paper Grades and Packaging Solutions

SBS | CNK® | CRB | URB | Virgin Linerboard / Medium | White Top Linerboard | Recycled Linerboard / Medium | Semi-Chemical Medium | Kraft

Engineered to meet demanding end-use requirements


CORN
FLAKES

Cereal



Retail Ready Packaging


DRAM & CRAFT

Beverage


XYZAL

Health & Beauty


Dosepak

Pharmaceuticals



Box On Demand/E-Commerce

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WestRock

13 WestRock: Creating Shareholder Value We are building a leading paper and packaging company with the strategy and capabilities to generate attractive returns ✓ Delivering our broad portfolio of differentiated solutions to customers ✓ Executing on productivity opportunities and generating strong cash flow ✓ Reinvesting our cash flow back into the business and returning capital to stockholders OUTSTANDING EXECUTION & DELIVERY DISCIPLINED CAPITAL ALLOCATION BROAD PORTFOLIO OF DIFFERENTIATED SOLUTIONS

Appendix

15 Non - GAAP Financial Measures Adjusted Earnings Per Diluted Share We use the non - GAAP financial measure “adjusted earnings per diluted share,” also referred to as “adjusted earnings per share” o r “Adjusted EPS” because we believe this measure provides our board of directors, investors, potential investors, securities analysts and ot hers with useful information to evaluate our performance since it excludes restructuring and other costs, net, and other specific items that w e b elieve are not indicative of our ongoing operating results. Our management and board of directors use this information to evaluate our perf orm ance relative to other periods. We believe the most directly comparable GAAP measure is Earnings per diluted share. Adjusted Operating Cash Flow We use the non - GAAP financial measure “adjusted operating cash flow” because we believe this measure provides our board of direc tors, investors, potential investors, securities analysts and others with useful information to evaluate our performance relative t o o ther periods because it excludes restructuring and other costs, net of tax, that we believe are not indicative of our ongoing operating re sul ts. While this measure is similar to adjusted free cash flow, we believe it provides greater comparability across periods when capital expen dit ures are changing since it excludes an adjustment for capital expenditures. While this measure is similar to adjusted free cash flow, we believe it provides greater comparability across periods when capital expenditures are changing since it excludes an adjustment for capi tal expenditures. We believe the most directly comparable GAAP measure is net cash provided by operating activities. Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins We use the non - GAAP financial measures “adjusted segment EBITDA” and “adjusted segment EBITDA margins”, along with other factors , to evaluate our segment performance against our peers. We believe that investors also use these measures to evaluate our perfor man ce relative to our peers. We calculate adjusted segment EBITDA for each segment by adding that segment’s adjusted segment income to its dep reciation, depletion and amortization. We calculate adjusted segment EBITDA margin for each segment by dividing that segment’s adjusted se gment EBITDA by its adjusted segment sales.

16 Non - GAAP Financial Measures (cont.) Leverage Ratio We use the non - GAAP financial measure “leverage ratio” as a measurement of our operating performance and to compare to our publi cly disclosed target leverage ratio, and because we believe investors use this measure to evaluate our available borrowing capaci ty. We define leverage ratio as our Total Funded Debt divided by our Credit Agreement EBITDA, each of which term is defined in our credit a gre ement, dated July 1, 2015. Borrowing capacity under our credit agreement depends on, in addition to other measures, the Credit Agreement Debt/EBITDA ratio or the leverage ratio. As of the June 30, 2018 calculation, our leverage ratio was 2.21 times. While the leverage ratio under our credit agreement determines the credit spread on our debt, we are not subject to a leverage ratio cap. Our credit agreement is subj ect to a Debt to Capitalization and Consolidated Interest Coverage Ratio, as defined therein. Forward - looking Guidance We are not providing a reconciliation of forward - looking non - GAAP financial measures to the most directly comparable U.S. GAAP m easure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreason abl e effort. These items include, but are not limited to, merger and acquisition - related expenses, restructuring expenses, asset impairments, litig ation settlements, changes to contingent consideration and certain other gains or losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period. Adjusted Tax Rate We use the non - GAAP financial measure “Adjusted Tax Rate”. We believe this non - GAAP financial measure is useful because it adjus ts our GAAP effective tax rate to exclude the impact of restructuring and other costs, net, and other specific items that management be lieves are not indicative of the ongoing operating results of the business. “Adjusted Tax Rate” is calculated as “Adjusted Tax Expense” divi ded by “Adjusted Pre - Tax Income”. We believe that the most directly comparable GAAP measures to Adjusted Tax Expense and Adjusted Pre - Tax Income are “Income tax (expense) benefit” and “Income before income taxes”, respectively.

17 Mill Maintenance Schedule 1) Q4 FY18 amounts are forecasts 73 35 125 0 233 115 78 45 18 257 Q1 Q2 Q3 Q4 Full Year FY18 FY17 28 10 8 0 47 31 3 48 1 83 Q1 Q2 Q3 Q4 Full Year FY18 FY17 North American Corrugated Packaging (tons in thousands) Consumer Packaging (tons in thousands) (1) (1) (1) (1)

18 Key Commodity Annual Consumption Volumes and FX by Currency Commodity Category Volume Recycled Fiber (tons millions) 4.9 Wood (tons millions) 31 Natural Gas (cubic feet billions) 70 Electricity (kwh billions) 4.7 Polyethylene (lbs millions) 44 Caustic Soda (tons thousands) 208 Starch (lbs millions) 522 Annual Consumption Volumes FX By Currency in Q3 FY18 Sensitivity Analysis Category Increase in Spot Price Annual EPS Impact Recycled Fiber (tons millions) +$10.00 / ton ($0.14) Natural Gas (cubic feet billions) +$0.25 / MMBTU ($0.05) FX Translation Impact +10% USD Appreciation ($0.06) Revenue by Transaction Currency 81% USD 8% CAD 4% EUR 3% BRL 2% GBP 2% Other

19 Adjusted Segment EBITDA Associated with Adjusted Earnings Per Share (AEPS) ($ in millions, except per share amount) Q3 FY18 Adjusted Segment EBITDA 760.3$ Adjustments excluded from Adjusted EPS: Land and Development segment income (9.9) Losses at closed plants and transition costs 0.8 Other 2.8 Adjusted Segment EBITDA associated with AEPS 754.0 Depreciation, amortization and depletion (317.1) Accelerated depreciation on major capital projects 6.8 Deferred financing costs 1.7 Interest expense, net (76.7) Interest expense adjustments 2.5 Other Income (expense) adjustments (0.3) Adjusted pre-tax income 370.9 Adjusted taxes (83.3) 287.6 Noncontrolling interest (3.1) Adjusted net income 284.5$ Diluted weighted average shares outstanding 260.6 Adjusted earnings per diluted share 1.09$

20 Adjusted Earnings Per Diluted Share Reconciliation ($ per share) Q3 FY18 Q3 FY17 Earnings per diluted share 1.03$ 1.29$ Gain on sale of HH&B - (0.75) Impact of Tax Cuts and Jobs Act 0.02 - Multiemployer pension withdrawal 0.01 - Restructuring and other items 0.05 0.16 Land and Development operating results including impairment (0.02) - Losses at closed plants and transition costs - 0.01 Inventory stepped-up in purchase accounting, net of LIFO - 0.04 Accelerated depreciation on major capital projects 0.02 - Gain on sale of waste services (0.03) - Gain on extinguishment of debt - (0.01) Other 0.01 - Adjusted earnings per diluted share 1.09$ 0.74$

Adjusted Net Income Reconciliation

($ in millions)	Q3 FY18			Q3 FY17		
	Pre-Tax	Tax	Net of Tax	Pre-Tax	Tax	Net of Tax
GAAP Results [1]	$ 355.8	$ (84.5)	$ 271.3	$ 387.3	$ (60.7)	$ 326.6
Impact of Tax Cuts and Jobs Act	-	4.1	4.1	-	-	-
Multiemployer pension withdrawal	4.2	(1.1)	3.1	-	-	-
Restructuring and other items	17.1	(4.4)	12.7	59.4	(19.3)	40.1
Inventory stepped-up in purchase accounting, net of LIFO	-	-	-	13.9	(3.7)	10.2
Land and Development operating results including impairment	(5.8)	1.6	(4.2)	1.3	(0.5)	0.8
Losses at closed plants and transition costs	0.8	(0.2)	0.6	1.9	(0.5)	1.4
Accelerated depreciation on major capital projects	6.8	(1.9)	4.9	-	-	-
Gain on extinguishment of debt	(0.9)	0.2	(0.7)	(2.0)	0.7	(1.3)
Gain on sale of waste services	(12.3)	3.7	(8.6)	-	-	-
Gain on sale of HH&B	-	-	-	(190.6)	-	(190.6)
Other	5.2	(0.8)	4.4	1.9	(0.7)	1.2
Adjusted Results	$ 370.9	$ (83.3)	$ 287.6	$ 273.1	$ (84.7)	$ 188.4
Noncontrolling interests			(3.1)			1.5
Adjusted Net Income			$ 284.5			$ 189.9

1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax (expense) benefit" and "Consolidated net income", respectively, as reported on the statements of operations.

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WestRock

22 Adjusted Tax Rate Reconciliation ($ in millions, except percentages) Q3 FY18 Q3 FY17 Adusted pre-tax income 370.9$ 273.1$ Adjusted tax expense (83.3) (84.7) 287.6$ 188.4$ Adjusted Tax Rate 22.5% 31.0%

23 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margins Q3 FY18 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Corporate / Eliminations Consolidated Segment / Net Sales 2,290.5$ 1,844.5$ 64.8$ (62.3)$ 4,137.5$ Less: Trade Sales (97.9) - - - (97.9) Adjusted Segment Sales 2,192.6$ 1,844.5$ 64.8$ (62.3)$ 4,039.6$ Segment Income 313.5$ 130.3$ 9.9$ -$ 453.7$ Non-allocated Expenses - - - (8.8) (8.8) Depreciation and Amortization 171.9 141.6 0.4 3.2 317.1 Less: Deferred Financing Costs - - - (1.7) (1.7) Segment EBITDA 485.4$ 271.9$ 10.3$ (7.3)$ 760.3$ Plus: Inventory Step-up - - - - - Adjusted Segment EBITDA 485.4$ 271.9$ 10.3$ (7.3)$ 760.3$ Segment EBITDA Margins 21.2% 14.7% 18.4% Adjusted Segment EBITDA Margins 22.1% 14.7% 18.4%

24 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margins Q3 FY17 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Corporate / Eliminations Consolidated Segment / Net Sales 2,161.2$ 1,520.7$ 71.1$ (57.4)$ 3,695.6$ Less: Trade Sales (86.6) - - - (86.6) Adjusted Segment Sales 2,074.6$ 1,520.7$ 71.1$ (57.4)$ 3,609.0$ Segment Income 223.9$ 94.8$ 0.2$ -$ 318.9$ Non-allocated Expenses - - - (9.4) (9.4) Depreciation and Amortization 150.5 121.8 0.2 2.7 275.2 Less: Deferred Financing Costs - - - (1.1) (1.1) Segment EBITDA 374.4$ 216.6$ 0.4$ (7.8)$ 583.6$ Plus: Inventory Step-up 0.7 13.2 - - 13.9 Adjusted Segment EBITDA 375.1$ 229.8$ 0.4$ (7.8)$ 597.5$ Segment EBITDA Margins 17.3% 14.2% 15.8% Adjusted Segment EBITDA Margins 18.1% 15.1% 16.2%

25 Corrugated Packaging EBITDA Margins ($ in millions, except percentages) North American Corrugated Brazil Corrugated Other Corrugated Packaging Segment Sales 2,054.4$ 104.9$ 131.2$ 2,290.5$ Less: Trade Sales (97.9) - - (97.9) Adjusted Segment Sales 1,956.5$ 104.9$ 131.2$ 2,192.6$ Segment Income 296.2$ 14.0$ 3.3$ 313.5$ Depreciation and Amortization 153.2 15.7 3.0 171.9 Segment EBITDA 449.4$ 29.7$ 6.3$ 485.4$ Plus: Inventory Step-up - - - - Adjusted Segment EBITDA 449.4$ 29.7$ 6.3$ 485.4$ Segment EBITDA Margins 21.9% 28.3% 21.2% Adjusted Segment EBITDA Margins 23.0% 28.3% 22.1% ($ in millions, except percentages) North American Corrugated Brazil Corrugated Other Corrugated Packaging Segment Sales 1,886.9$ 110.3$ 164.0$ 2,161.2$ Less: Trade Sales (86.6) - - (86.6) Adjusted Segment Sales 1,800.3$ 110.3$ 164.0$ 2,074.6$ Segment Income 206.5$ 11.8$ 5.6$ 223.9$ Depreciation and Amortization 132.0 15.9 2.6 150.5 Segment EBITDA 338.5$ 27.7$ 8.2$ 374.4$ Plus: Inventory Step-up 0.7 - - 0.7 Adjusted Segment EBITDA 339.2$ 27.7$ 8.2$ 375.1$ Segment EBITDA Margins 17.9% 25.1% 17.3% Adjusted Segment EBITDA Margins 18.8% 25.1% 18.1% Q3 FY18 Q3 FY17

Packaging Shipments Results

Corrugated Packaging		FY16				FY17				FY18		
North America Corrugated	**Unit**	**Q1**	**Q2**	**Q3**	**Q4**	**Q1**	**Q2**	**Q3**	**Q4**	**Q1**	**Q2**	**Q3**
External Box, Containerboard & Kraft Paper Shipments	Thousands of tons	1,940.6	1,969.2	2,019.8	2,063.5	1,951.8	2,049.5	2,030.7	1,986.2	1,950.4	2,039.9	2,030.0
Newsprint Shipments	Thousands of tons	26.0	-	-	-	-	-	-	-	-	-	-
Pulp Shipments	Thousands of tons	80.1	71.1	94.3	89.7	80.1	66.6	82.0	93.5	95.2	72.2	66.4
Total North American Corrugated Packaging Shipments	Thousands of tons	2,046.7	2,040.3	2,114.1	2,153.2	2,031.9	2,116.1	2,112.7	2,079.7	2,045.6	2,112.1	2,096.4
Corrugated Container Shipments [1]	Billions of square feet	18.7	18.2	18.6	18.9	18.8	18.7	19.4	19.6	19.8	19.7	20.5
Corrugated Container Shipments per Shipping Day [1]	Millions of square feet	306.3	288.6	291.4	294.5	312.9	291.9	308.0	316.6	325.4	311.7	320.5
Corrugated Packaging Maintenance Downtime	Thousands of tons	119.9	68.1	60.5	32.2	115.4	77.8	45.1	18.4	73.1	35.2	125.2
Corrugated Packaging Economic Downtime	Thousands of tons	144.0	30.1	71.7	-	0.1	-	-	-	-	-	-
Brazil and India												
Corrugated Packaging Shipments	Thousands of tons	180.2	173.5	166.8	164.8	151.0	171.0	178.8	178.0	170.5	174.6	178.6
Corrugated Container Shipments	Billions of square feet	1.5	1.3	1.4	1.6	1.5	1.6	1.6	1.6	1.6	1.5	1.6
Corrugated Container Shipments per Shipping Day	Millions of square feet	19.2	18.1	18.7	19.8	20.4	20.2	21.3	20.8	21.7	20.6	20.2
Total Corrugated Packaging Segment Shipments [2]	Thousands of tons	2,226.9	2,213.8	2,280.9	2,318.0	2,182.9	2,287.1	2,291.5	2,257.7	2,216.1	2,286.7	2,275.0
Consumer Packaging												
WestRock												
Consumer Packaging Paperboard and Converting Shipments	Thousands of tons	876.0	898.3	911.0	929.9	879.0	906.8	929.3	986.1	942.6	961.9	993.8
Pulp Shipments	Thousands of tons	73.3	76.1	75.3	68.8	37.5	40.2	27.9	37.1	40.2	30.5	31.5
Total Consumer Packaging Segment Shipments	Thousands of tons	949.3	974.4	986.3	998.7	916.5	947.0	957.2	1,023.2	982.8	992.4	1,025.3
Consumer Packaging Converting Shipments	Billions of square feet	8.8	9.0	9.5	9.4	9.0	8.9	9.9	11.1	10.8	10.7	11.2

26

1) Recast to exclude box plants contributed to Grupo Gondi prior to Q3 FY16.
2) Combined North America, Brazil and India shipments.

WestRock

27 LTM Credit Agreement EBITDA 1) Additional Permitted Charges includes among other items, $103 million of restructuring and other costs and $13 million pre - tax e xpense for inventory stepped - up in purchase accounting. ($ in millions) Q3 FY18 Consolidated Net Income 1,824.6$ Interest Expense, Net 253.2 Income Taxes (918.8) Depreciation & Amortization 1,244.8 Additional Permitted Charges (1) 419.0 LTM Credit Agreement EBITDA 2,822.8$

28 Total Debt, Funded Debt and Leverage Ratio ($ in millions, except ratios) Q3 FY18 Current Portion of Debt 594.4$ Long-Term Debt Due After One Year 5,943.1 Total Debt 6,537.5 Less: Unamortized Debt Stepped-up to Fair Value in Purchase and Deferred Financing Costs (236.3) Plus: Letters of Credit, Guarantees and Other Adjustments (76.0) Total Funded Debt 6,225.2$ LTM Credit Agreement EBITDA 2,822.8$ Leverage Ratio 2.21x

29 Adjusted Operating Cash Flow ($ in millions) Q3 FY18 Q3 FY17 Net cash provided by operating activities 771.6$ 589.1$ Plus: Cash Restructuring and other costs, net of income tax benefit of $3.9 and $14.5 11.1 55.3 Adjusted Operating Cash Flow 782.7$ 644.4$ Q1 FY18 Q2 FY18 Q3 FY18 YTD FY18 Net cash provided by operating activities 363.5$ 371.6$ 771.6$ 1,506.7$ Plus: Cash Restructuring and other costs, net of income tax benefit of $3.7, $2.7, $3.9 and $10.3 10.3 7.9 11.1 29.3 Adjusted Operating Cash Flow 373.8$ 379.5$ 782.7$ 1,536.0$